Exhibit 23.2

CONSENT OF NATHAN A. BARSI

The undersigned hereby consents to:

(i)

The filing of the technical report summary entitled “2022 Technical Report on the Horseshoe-Raven Project, Saskatchewan”, dated December 30, 2022 with an effective date of October 31, 2022 (the “TRS”), filed as Exhibit 96.1 to the Current Report on Form 8-K dated January 23, 2023 (the “8-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)

The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-236571, 333-256170, 333-267992 and 333-268417) and any amendments thereto (the “S-3s”);

(iii)

he incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679 and 333-262197) and any amendments thereto (the “S-8s”); and

(iv)	The use of my name in the S-3s and the S-8.

/s/ Nathan A. Barsi, #15012

Nathan A. Barsi, P.Geo., APEGS Registered Member

Date: January 23, 2023.